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                                                                 EXHIBIT 10(xi)

                                 AMENDMENT TO
                  RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS
                                      OF
                           NATIONAL DATA CORPORATION

        Pursuant to Section 6.4 of the Retirement Plan for Non-Employee Directors of National Data Corporation, the Directors' Retirement Plan Committee hereby amends the Plan as follows:

        1. Present Section 1.8 of the Plan shall be deleted in its entirety and shall be replaced by the following:

        "1.8 Director. A member of the Company's Board of Directors who was initially elected to the Board prior to January 1, 1995. An Outside Director is a Director who is not employed by the Company or by a Subsidiary. An Inside Director is a Director who is employed by the Company or by a Subsidiary."

        2. Present Section 3.2 of the Plan shall be deleted in its entirety and shall be replaced by the following:

        "3.2 Eligibility for Retirement Income. The Participant shall be entitled to commence receiving his Retirement Income on the later of
        (a) the first day of the month on or after his 70th birthday, or (b) his Retirement Date, in the amount described in Section 4.2; provided, however, that, notwithstanding any other provision of this Plan to the contrary, Retirement Income shall be payable to a Participant prior to the Participant's attaining age 70 if the sum of the Participant's age and years of Board Service on the Participant's Retirement Date is at least sixty (60), provided that the Participant has not less than ten
        (10) years of Board Service.

        3. Except as amended as provided above, the Plan as in effect on this date shall continue in full force and effect.

        The above Amendment to the Retirement Plan for Non-Employee Directors of National Data Corporation was duly adopted by the Board of Directors and the Directors' Retirement Plan Committee on March 22, 1995.

                                      NATIONAL DATA CORPORATION


                                      By: /s/ R.A. Yellowlees
                                          --------------------------------
                                          Chairman of the Board